MRV Announces Post-Closing Purchase Price Adjustment in MRV’s Favor on Sale of Tecnonet S.p.A.
- Received Additional $4.8 million; Total Consideration Amounts to $26.4 million -

CHATSWORTH, Calif.- Feb. 22, 2016 -MRV Communications (NASDAQ: MRVC), a global provider of packet and optical networking solutions, announced it has agreed upon the post-closing adjustment with the buyer of Tecnonet S.p.A., and has received an additional €4.3 million payment, or approximately $4.8 million. On December 3, 2015, MRV closed the sale of Tecnonet, its Network Integration subsidiary based in Rome, Italy with Maticmind S.p.A. based in Milan, Italy for the initial total consideration of €19.7 million, or approximately $21.5 million, plus or minus a post-closing adjustment to be determined after closing. The initial consideration included a cash payment by Maticmind to MRV of €15.6 million received at closing plus cash payments made by Tecnonet to MRV, prior to closing that totaled €4.1 million to repay an intercompany obligation. The repayment was facilitated by third party debt acquired by Tecnonet and assumed at closing by Maticmind. With the post-closing purchase price adjustment, based on changes in cash and debt of Tecnonet as provided for in the purchase agreement, the total consideration received by MRV for the sale of Tecnonet amounted to €24.0, or approximately $26.4 million.

“We are pleased to have concluded the sale of the Network Integration business with improved economics for MRV. In light of the challenging market conditions in Italy, Tecnonet’s high customer concentration and the low margins in this segment, we believe we have achieved a very attractive valuation on the sale of Tecnonet. Further, MRV now has a substantially stronger balance sheet, and we are entirely focused on the packet and optical solutions of our Network Equipment business that commands much higher margins and has more significant strategic and growth potential,” stated MRV President and Chief Executive Officer Mark Bonney.

About MRV Communications
MRV Communications is a global supplier of packet and optical solutions that power the world’s largest networks. MRV products combine innovative hardware with intelligent software to make networks smarter, faster and more efficient. Dedicated to the continued success of our customers, MRV enables service providers, data center operators and large enterprises to cost-effectively evolve their networks to address mission-critical applications, such as high-capacity cloud and data center connectivity, business services, mobile backhaul and the migration to virtualized and programmable networks. Founded in 1988, MRV is headquartered in Southern California with additional marketing, research and development facilities outside of Boston and in Israel. For more information please visit www.mrv.com.

Forward Looking Statements
This press release may contain statements regarding future financial and operating results of MRV, management's assessment of business trends, and other statements about management's future expectations, beliefs, goals, plans or prospects and those of the market segments in which MRV is engaged that are based on management's current expectations, estimates, forecasts and projections about MRV and its consolidated businesses and the respective market segments in which MRV's businesses operate, in addition to management's assumptions. Statements in this press release regarding MRV's future financial and operating results, which are not statements of historical facts, constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "appear," "believe," "estimate," "expect," "intend," "may," "should," "plan," "project," "contemplate," "target," "foresee," "goal," "likely," "will," and "would" or variations of such words and similar expressions, are intended to identify such forward-looking statements which are not statements of historical facts. These forward-looking statements are not guarantees of future performance nor guarantees that the events anticipated will occur or expected conditions will remain the same or improve. These statements involve certain risks, uncertainties and assumptions, the likelihood of which are difficult to assess and may not occur, including risks that its business may not make the expected progress in its markets, or that management's long-term strategy may not achieve the expected results. Therefore, actual outcomes, performance and results may differ from what is expressed or forecast in such forward-looking statements, and such differences may vary materially from current expectations.

For further information regarding risks and uncertainties associated with MRV's businesses, please refer to the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" sections of MRV's SEC filings, including, but not limited to its annual report on Form 10-K for the year ended December 31, 2014, copies of which may be obtained by contacting MRV's investor relations department or by visiting MRV's website at http://www.mrv-corporate.com or the SEC's EDGAR website at http://www.sec.gov. All information in this release is as of February 22, 2016 unless otherwise stated. MRV undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in MRV's expectations.

IR Contact: Cathy Mattison/Kirsten Chapman, LHA, (415) 433-3777, ir@mrv.com